Exhibit 99.1

U.S. Energy Corp. Announces Planned East Texas Bolt-On Asset Acquisition

HOUSTON, TX – June 30, 2022 — U.S. Energy Corp. (NASDAQCM: USEG) (“U.S. Energy” or the “Company”) today announced that the Company has entered into an agreement (the “Agreement”) to acquire certain operated oil and gas producing properties in an all-cash transaction (the “Transaction”). The properties are located in Anderson and Henderson Counties, Texas, adjacent to the Company’s existing assets in the area (the “Properties”).

Acquisition Highlights

●	Bolt-on acquisition of low-decline, core focus properties in East Texas for $11.6 million from a private party.
●	Estimated $22.7 million Proved Developed Producing PV-10 (“PV-10”) as of June 1, 2022 with estimated reserves of approximately 1.3 million barrels of oil equivalent (MMBOE).[1,2]
●	April 2022 net production averaged 418 barrels of oil equivalent per day (Boepd) (40% oil, 60% natural gas).
●	Forward 1-year unhedged free cash flow expected to represent an initial purchase price transaction multiple of 1.7x.[3]
●	Approximately 16,600 net acres.
●	Includes two pipeline gathering systems and related infrastructure.
●	All cash purchase price consideration is expected to drive immediate accretion across all relevant metrics while maintaining the Company’s low leverage balance sheet.

“We are pleased to announce our plans to complete our most recent acquisition which we believe will allow us to continue building scale in focus areas that we have current operations,” said Ryan Smith, Chief Executive Officer of U.S. Energy, who continued, “U.S. Energy continues to add to its existing low-decline, high free cash flow production base while maintaining balance sheet strength and demonstrating the Company’s ability to acquire assets at compelling valuations. The assets to be acquired are a complementary addition to our existing East Texas footprint and fit perfectly with our cash flow-based strategy. As we move into the second half of 2022, U.S. Energy will remain steadfast in our focus of consolidating high quality assets and commitment to shareholder returns.”

Overview of to be Acquired Properties

As of June 1, 2022, the Properties had total estimated Proved Developed Reserves of approximately 1.3 million barrels of oil equivalent and had a PV-10 value of approximately $22.7 million. The Properties contain approximately 16,600 net operated acres and all assets are located in Anderson and Henderson Counties, Texas.

The consideration payable for the assets is $11.8 million, which is expected to be funded with cash on hand and borrowings under the Company’s senior secured revolving credit facility. The Transaction is expected to close in July 2022.

Internal Estimates for Properties as of June 1, 2022
Proved Developed Producing Oil Reserves (Bbls)	475,590
Proved Developed Producing Gas Reserves (Mcf)	5,206,660
Total Proved Developed Reserves (Boe)	1,343,367

PV10 ($000’s)*	$22,691

*Strip Pricing as of June 3, 2022.

1 PV-10 is a non-GAAP financial measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.

2 U.S. Energy management estimate of proved developed reserve volumes and values as of June 1, 2022, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of June 3, 2022.

3 Free Cash Flow is defined as cash flow from operations, less capital expenditures.

About U.S. Energy Corp.

We are a growth company focused on consolidating high-quality producing assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to ESG stewardship and being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, our ability to close the pending acquisition on the terms announced and the timeframe contemplated, risks associated with the integration of certain recently acquired assets and future acquired assets; the Company’s ability to recognize the expected benefits of acquisitions and the risk that expected benefits and synergies of acquisitions may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the Company’s acquisitions; the Company’s ability to comply with the terms of its senior credit facilities and repay amounts borrowed thereunder; the ability of the Company to retain and hire key personnel; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; drilling, completions, workovers and other activities and the anticipated costs and results of such activities; the Company’s anticipated operational results for 2022 including, but not limited to, estimated or anticipated production levels, capital expenditures and drilling plans; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; anticipated future production and revenue; drilling plans including the timing of drilling, commissioning, and startup and the impact of delays thereon; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; economic uncertainty relating to increased inflation, risks of recessions, increases in interest rates and global conflicts; the lack of capital available on acceptable terms to finance the Company’s continued growth and acquisitions; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These reports and filings are available at www.sec.gov. Without limitation of the foregoing, future dividend payments, if any, and the level thereof, are uncertain, as the Company’s dividend policy and the funds available for the payment of dividends from time to time is dependent upon, among other things, free cash flow financial requirements for the Company’s operations and the execution of its growth strategy, fluctuations in working capital and the timing and amount of capital expenditures, debt service requirements and other factors beyond the Company’s control. Further, the ability of the Company to pay dividends will be subject to applicable laws (including the satisfaction of the solvency test contained in applicable corporate legislation) and contractual restrictions contained in the instruments governing its indebtedness.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Reserve Information

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact the Company’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered and/or as disclosed herein.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Executive Officer

(303) 993-3200

www.usnrg.com